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                                  EXHIBIT 23.1

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Symix Systems, Inc. for the registration of 1587412 shares of its common stock and to the incorporation by reference therein of our report dated July 26, 1999, with respect to the consolidated financial statements and schedule of Symix Systems, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1999, filed with the Securities and Exchange Commission.

August 1, 2000                                /s/ Ernest & Young LLP